Exhibit 4.3

SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of May 10, 2016, by and among Aquaterra Corporation, a corporation amalgamated under the laws of Canada, 4368479 Canada Limited, a corporation incorporated under the laws of Canada, and 1702922 Ontario Limited, a corporation incorporated under the laws of the Province of Ontario, each as a Guarantor (the “Guaranteeing Subsidiaries”), Cott Beverages Inc., a Georgia corporation (the “Issuer”), the other Guarantors (as defined in the Indenture referred to herein), and Wells Fargo Bank, National Association, as Trustee under the Indenture referred to below, Paying Agent, Registrar, Transfer Agent and Authenticating Agent (the “Agent”).

W I T N E S S E T H:

WHEREAS, the Issuer, each of the Guarantors, the Trustee and the Agent have heretofore executed and delivered an indenture dated as of June 24, 2014 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $525,000,000 of 5.375% Senior Notes due 2022 of the Issuer (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture to which the Guaranteeing Subsidiaries shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”);

WHEREAS, this Supplemental Indenture shall not result in a material modification of the Notes for purposes of compliance with the Foreign Accounts Tax Compliance Act; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, any Guarantor, the Trustee and the Agent are authorized to execute and deliver a supplemental indenture to add additional Guarantors, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Issuer, the other Guarantors, the Trustee and the Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1. Agreement to be Bound. Each of the Guaranteeing Subsidiaries hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2. Guarantee. The Guaranteeing Subsidiaries agree, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee and the Agent the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Notices. All notices and other communications to the Guaranteeing Subsidiary shall be given as provided in the Indenture to any Guarantor, at their address set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuer.

c/o Cott Corporation

5519 West Idlewild Avenue

Tampa, FL 33634

SECTION 3.2. Merger and Consolidation. None of the Guaranteeing Subsidiaries shall sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into another Person (other than the Company, the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(f) of the Indenture.

SECTION 3.3. Release of Guarantee. This Guarantee shall only be released in accordance with Section 10.2 of the Indenture.

SECTION 3.4. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders, the Trustee and the Agent, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.7. Benefits Acknowledged. The Guaranteeing Subsidiaries’ Guarantee is subject to the terms and conditions set forth in the Indenture. Each of the Guaranteeing Subsidiaries acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

SECTION 3.8. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.9. The Trustee and the Agent. Each of the Trustee and the Agent makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.10. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.11. Execution and Delivery. Each of the Guaranteeing Subsidiaries agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.

SECTION 3.12. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

COTT BEVERAGES INC.

By:

Name:	Shane Perkey
Title:	Treasurer

[Signature Page to Supplemental Indenture 2022]

156775 CANADA INC.
2011438 ONTARIO LIMITED
804340 ONTARIO LIMITED
967979 ONTARIO LIMITED
CAROLINE LLC
CLIFFSTAR LLC
COTT CORPORATION
COTT HOLDINGS INC.
COTT VENDING INC.
INTERIM BCB, LLC
DS SERVICES OF AMERICA, INC.
DS CUSTOMER CARE, LLC,
as Guarantors

By

Name:	Shane Perkey
Title:	Treasurer

CALYPSO SOFT DRINKS LIMITED
COOKE BROS HOLDINGS LIMITED
COOKE BROS. (TATTENHALL). LIMITED
COTT DEVELOPMENTS LIMITED
COTT VENTURES LIMITED
COTT VENTURES UK LIMITED
MR FREEZE (EUROPE) LIMITED
TT CALCO LIMITED,
as Guarantors

By

Name:	Shane Perkey
Title:	Treasurer

[Signature Page to Supplemental Indenture 2022]

COTT (NELSON) LIMITED
COTT BEVERAGES LIMITED
COTT EUROPE TRADING LIMITED
COTT LIMITED
COTT NELSON (HOLDINGS) LIMITED
COTT PRIVATE LABEL LIMITED
COTT RETAIL BRANDS LIMITED,
as Guarantors

By

Name:	Jason Ausher
Title:	Director

[Signature Page to Supplemental Indenture 2022]

COTT LUXEMBOURG S.Á R.L.
COTT BEVERAGES LUXEMBOURG S.Á R.L,
as Guarantors

By

Name:	Jerry Hoyle
Title:	Class A Manager

By

Name:	Christophe Fender
Title:	Class B Manager

COTT UK ACQUISITION LIMITED,
as a Guarantor

By

Name:	Jerry Hoyle
Title:	Director

[Signature Page to Supplemental Indenture 2022]

AIMIA FOODS EBT COMPANY LIMITED
AIMIA FOODS GROUP LIMITED
AIMIA FOODS HOLDINGS LIMITED
AIMIA FOODS LIMITED
STOCKPACK LIMITED,
as Guarantors

By

Name:	Shane Perkey
Title:	Treasurer

[Signature Page to Supplemental Indenture 2022]

AQUATERRA CORPORATION,
4368479 CANADA LIMITED,
1702922 ONTARIO LIMITED,
as the Guaranteeing Subsidiaries

By

Name:	Shane Perkey
Title:	Treasurer

[Signature Page to Supplemental Indenture 2022]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:

Name:	Raymond Delli Colli
Title:	Vice President

[Signature Page to Supplemental Indenture 2022]